COMPU-DAWN, INC.

                        1,000,000 Shares of Common Stock



                             UNDERWRITING AGREEMENT


                                                       Roslyn Heights, New York
                                                       _______, 1997


European Community Capital, Ltd.
One Expressway Plaza
Roslyn Heights, New York  11577



Ladies and Gentlemen:

                  The undersigned, COMPU-DAWN, INC., a Delaware corporation (the "Company"), hereby confirms its agreement with European Community Capital, Ltd. (being referred to herein variously as "you" or the "Underwriter"), as follows:

1.       Purchase and Sale of Securities.

                  1.1      Firm Securities.

                        1.1.1 Purchase of Firm Securities. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 1,000,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at a purchase price of $5.00 per share (or $4.50 per share net of discounts and commissions). (such shares of Common Stock being also referred to herein as the "Firm Securities").

                         1.1.2  Payment and Delivery.  Delivery of, and payment
for the Firm Securities shall be made at 10:00 A.M., New York time, on the fifth business day following the Effective Date (as that term is hereinafter defined) of the Registration Statement (as that term is hereinafter defined) or at such earlier time as the Underwriter shall determine, or at such other time as shall be agreed upon by the Underwriter and the Company, at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company.

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The hour and date of delivery and payment for the Firm Securities are called the
"Closing Date." Payment for the Firm Securities shall be made on the Closing Date at the Underwriter's election by certified or bank cashier's check(s) in immediately available New York Clearing House funds, payable to the order of the Company upon delivery to you of certificates (in form and substance complying with applicable law and satisfactory to the Underwriter) representing the Firm Securities for the account of the Underwriter. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least three full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Firm Securities for delivery, at the Company's transfer agent or copies ____ at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

                  1.2      Over-Allotment Option.

                           1.2.1  Option Securities.  For the purposes only of
covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Underwriter is hereby granted a non-transferable option to purchase up to an additional 150,000 shares of Common Stock from the Company
("Over-allotment Option"). Such additional shares of Common Stock are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities are, hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Securities will be the same price per Option Security as the price per Firm Security set forth in
Section 1.1.1 hereof.

                           1.2.2  Exercise of Option.  The Over-allotment Option
granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all or any part of the Option Securities at any time, from time to time, within forty-five days after the effective date of the Registration Statement ("Effective Date"). The Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral or written notice to the Company from the Underwriter, any such oral notice which must be confirmed by a letter or telecopy with notice within twenty-four hours or such oral notice setting forth the number of Option Securities to be purchased, the date and time for delivery of, and payment for, the Option Securities, and stating that the Option Securities referred to therein are to be used only for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given at least two full business days prior to the Closing

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Date,  the date set forth  therein for such  delivery  and  payment  will be the
Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than five full business days after the date of the notice. If such delivery and payment for the Option Securities does not occur on the Closing Date, the date and time of the closing for such Option Securities will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Securities specified in such notice.

                           1.2.3  Payment and Delivery.   Payment for the Option
Securities shall be made at the Option Closing Date at the Underwriter's election by certified or bank cashier's check(s) in immediately available New York Clearing House funds, payable to the order of the Company, at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company upon delivery to you of certificates representing such securities for the account of the Underwriter. The certificates representing the Option Securities to be delivered will be in such authorized denominations and registered in such names as the Underwriter requests in writing not less than three full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Underwriter to examine and package the Option Securities for delivery at the aforesaid office of the Company's transfer agent or correspondent at least one full business day prior to such Option Closing Date.

                  1.3      Underwriter's Warrants.

                           1.3.1  Purchase Option.  The Company hereby agrees to
issue and sell to the Underwriter (and/or its designees) on the Closing Date, in exchange for a check in the amount of $100, an aggregate of 100,000 Warrants ("Underwriter's Warrants"), each Underwriters Warrant to purchase one share of Common Stock of the Company at an initial exercise price of $8.25 per share. The Underwriter's Warrants are exercisable for a four-year period commencing on the one-year anniversary of the Effective Date and shall be substantially in the form attached thereto as Exhibit A. The Underwriter's Warrants and the shares of Common Stock issuable upon exercise of the Underwriter's Warrants are hereinafter referred to collectively as the "Underwriter's Securities." The Public Securities and the Underwriter's Securities are hereinafter referred to collectively as the "Securities."

                           1.3.2     Payment and Delivery.  Delivery and Payment
for the Underwriter's Purchase Options in the names and denominations designated by the Underwriter shall be made on the Closing Date.

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2.   Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as follows:

                  2.1  Filing of Registration Statement.

                         2.1.1  Pursuant to the Act.  The Company has filed with
the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (Reg. No. 333-18667), including any related prospectus subject to completion ("Preliminary Prospectus"), for the registration of the Public Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus." The Registration Statement will be declared effective by the Commission on the date hereof.

                           2.1.2  Pursuant to the Exchange Act.  The Company has
filed with the Commission a registration statement on Form 8-A (File No.      )
providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Public Securities. Such registration of the Public Securities will be declared effective by the Commission on or prior to the thirtieth day following the Closing date.

                  2.2 No Stop Orders, Etc. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                  2.3 Disclosures in Registration Statement. At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date:

                           2.3.1   Securities Act Representation and 10b-5
Representation:  The Registration Statement and the Prospectus will

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contain,  with respect to the Company and the persons  listed on Schedule  2.3.1 attached hereto, all material statements which are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any amendment or supplement thereto, on the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that on the Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto, at the time such filing was made, complied in all material respects with the applicable provisions of the Act and the Regulations. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, Preliminary Prospectus, or Prospectus or any amendment thereof or supplement thereto ("Underwriter's Information").

                         2.3.2  Disclosure of Contracts.  The description in the
Registration Statement and the Prospectus of contracts and other documents is accurate and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement which have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) which is referred to in the Prospectus, or (ii) is material to the business of the Company has been duly and validly executed, is in full force and effect in all material respects and is enforceable in accordance with its terms, and none of such contracts or instruments has been assigned by the Company and the Company, to the best of its knowledge, is not in default thereunder and, to the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except as otherwise disclosed in the Prospectus). None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or

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decree of any governmental agency or court having jurisdiction over the Company, or any of its respective assets, including, without limitation, those relating to environmental laws and regulations.

                         2.3.3  Prior Securities Transactions.  No securities of
the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                  2.4      Changes After Dates in Registration Statement.

                           2.4.1   No Material Adverse Change.   Since the
respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operation, business or business prospects of the Company ("Material Adverse Change"), including, but not limited to, a material loss of, or interference with, its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or the results of its operations, business or business prospects.

                         2.4.2  Recent Securities Transactions. Etc.  Subsequent
to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

                  2.5 Independent  Accountants.  Lazar,  Levine & Company,  LLP,
whose reports are filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

                  2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial condition and the results of operations of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles,

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consistently  applied;  and the supporting  schedules,  if any,  included in the
Registration Statement present fairly the information required to be stated therein.

                  2.7 Authorized Capital; Options: Etc. The Company had at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date there are, and on the Closing Date there will be, no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

                  2.8  Valid Issuance of Securities; Etc.

                           2.8.1   Outstanding Securities.  All issued and
outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except
(i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling and/or similar laws, now or hereafter in effect affecting creditors' rights and remedies and (including such as may deny giving effect to waivers of debtor's rights), (ii) as enforceability of any indemnification provision may be limited under Federal and State laws,
(iii) that the remedy of specific performance and injunction and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the courts before which any proceeding therefor may be brought (regardless of whether such enforceability is considered a proceeding in equity or in law). The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and registered or qualified under the applicable state securities or Blue Sky Laws or exempt from such registration requirements.

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                          2.8.2  Securities Sold Pursuant to this Agreement. The
Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Securities have been duly and validly taken. When issued, the Underwriter's Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number of shares of common stock of the Company called for thereby and the Underwriter's Purchase Options, the Underwriter's Warrants and the Warrants are enforceable against the
Company  in   accordance   with  their   respective   terms,   except  (i)  such
enforceability  may  be  limited  by  bankruptcy,  insolvency,   reorganization,
fraudulent conveyance, marshaling and/or similar laws, now or hereafter in effect affecting creditors' rights and remedies and (including such as may deny giving effect to waivers of debtor's rights), (ii) as enforceability of any indemnification provision may be limited under Federal and State laws, (iii) that the remedy of specific performance and injunction and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the courts before which any proceeding therefor may be brought (regardless of whether such enforceability is considered a proceeding in equity or in law).

                  2.9 Registration Rights of Third Parties. Except as set forth in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company except as set forth in the letter of intent dated September 16, 1996 between the Company and the Underwriter.

                  2.10 Validity and Binding Effect of Agreements. This Agreement, the employment agreements with each of Dong W. Lew ("Lew") and Mark
Honigsfeld ("Honigsfeld") ("Employment Agreements"), and the Underwriter's Warrant have been duly and validly authorized by the Company and constitute, or when executed and delivered will constitute, the valid and binding agreements of each of the Company, Lew and Honigsfeld, as the case may be, enforceable against each of them in accordance with their respective terms, except (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling and/or similar laws, now or hereafter in effect affecting creditors' rights and remedies and (including such as may deny giving effect to waivers of debtor's rights), (ii) as enforceability of any indemnification provision may be limited under Federal and State

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laws,  (iii) that the remedy of specific  performance  and  injunction and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the courts before which any proceeding therefor may be brought (regardless of whether such enforceability is considered a proceeding in equity or in law). Representation is made that stock ownership will be in accordance with Exhibit B annexed hereto.

                  2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject; (ii) result in any violation of the provisions of its Certificate of Incorporation or By-Laws;
(iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or its operations or any of its properties or business; or
(iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise concerning it or its operations; except in the case of (i) or (iii), where such default, breach, violation or effect, either singly or in the aggregate, would not have a material adverse effect on its financial condition or results of operations.

                  2.12 No Defaults: Violations. Except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company, or any of its subsidiaries, if any, is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except in each case where such default would not have a material adverse effect on the Company's financial condition or results of operations. Neither the Company nor any of its subsidiaries, if any, is in violation of any term or provision of its Certificate Incorporation or By-Laws or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction

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over it or its  operations,  properties or business,  except as described in the
Prospectus and except where such violation would not have a material adverse effect on its financial condition, results of operations, business, prospectus or properties.

                  2.13 Corporate Power; Licenses; Consents.

                           2.13.1  Conduct of Business.  The Company has all
requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and is and has been doing business in compliance with all such material authorizations, approvals, Orders licenses, certificates and permits and all federal, state and local laws, rules and regulations, except where failure to so comply would not have a material adverse effect on the condition (financial or otherwise), business prospectus or properties of the Company.

                           2.13.2  Transactions Contemplated Herein. The Company
has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities pursuant to this Agreement, the warrant Agreement and the Underwriter's Purchase Options, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

                  2.14 Title to property: Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, respectively free and clear of all liens, encumbrances, Claims security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus, liens for taxes not yet due and payable and liens of an immaterial nature arising by operation of law. The Company has insured its properties against loss or damage by fire, other casualty and other insurance in amounts and on terms as is usually maintained by similarly situated companies engaged in the same or similar business.

                  2.15  Litigation;  Governmental Proceedings.   Except as set
forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of the Company which might materially and

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adversely affect the financial  position,  prospects,  value or the operation of the properties or the business of the Company or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company, to take, any action, or to which the Company, or its respective properties or business, is bound or subject.

                  2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on its financial condition or results of operations.

                  2.17 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against it, other than any which the Company is contesting in good faith. The provisions for taxes payable, if any, shown on the financial statements filed with, or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.

Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

                  2.18 Employee Options. No shares of Common Stock are eligible for sale pursuant to Rule 701 promulgated under the Act in the 12-month period following the Effective Date.

                  2.19 Transactions Affecting Disclosure to NASD.

                           2.19.1 Finder's Fees.  There are no claims, payments,
issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuance with respect to the Company that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD"), other than payments or future payments to the Underwriters, as a placement agent fee with respect to the Company's private placement of promissory notes in the aggregate principal amount of $770,000.00 and $431,200.00 Common Stock Purchase Warrants (the "Bridge Warrants") which closed on October 28, 1996.

                           2.19.2 Payments Within Twelve Months.   Except as set
forth in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to any NASD member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, other than payments to the Underwriter.

                           2.19.3  Use of Proceeds. None of the net proceeds of
the offering will be paid by the Company to any NASD member or any affiliate or associate of any NASD member, except as specifically authorized herein.

                           2.19.4  Insiders' NASD  Affiliation.  No officer or
director of the Company or holder of five percent (5%) or more of any class of the Company's securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriter and the NASD if any 5% or greater stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the distribution.

                  2.20 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, officers, directors, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

                  2.21 Nasdaq Eligibility. As of the Effective Date, the Public Securities have been approved for quotation on the Nasdaq Small Cap Market.

                  2.22 Intangibles.  The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to, or owned by, it in the Registration Statement. The Intangibles which have been registered by the Company, if any, in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or threatened and the Company has not received any notice of conflict with the asserted rights of others which challenges its exclusive right with respect to any Intangibles used in the conduct of its business except as described in the Prospectus. To the Company's knowledge, the Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party. To the Company's knowledge, no others have infringed upon the Intangibles of the Company.

                  2.23 Relations with Employees.

                              2.23.1 Employee Matters. The Company is in
compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, showdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements, if any, of the Company.

                             2.23.2 Employee Benefit Plans.  Other than as set
forth in the Registration Statement, the Company does not maintain, sponsor or contribute to, or is it required to contribute to, any program or arrangement that is an "employee" pension benefit plan," an "employee welfare benefit plan," or a, multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company has not, at any time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in any prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), which could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Any ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

                  2.24 Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  2.25 [Reserved]

                  2.26 Agreements With Insiders and Others. The Company has caused to be duly executed lock-up agreements, in substantially the form provided by the Underwriter, pursuant to which (i) all of the officers and directors of the Company agree not to sell any shares of Common Stock for twelve
(12) months following the Effective Date of the Registration Statement, except with respect to shares of Common Stock underlying Bridge Warrants, which shares are being registered for resale in the Registration Statement, with respect to which such persons agree not to sell such shares of Common Stock for six (6) months, following the Effective Date of the Registration Statement, (ii) certain persons who beneficially own or hold five percent (5%) or more of the outstanding Common Stock of the Company agree not to sell any shares of Common Stock owned by them or their family members and affiliates (either pursuant to Rule 144 of the Regulations or otherwise) for a period of twelve (12) months following the Effective Date, except with respect to shares of Common Stock underlying Bridge Warrants, which shares are being registered for resale in the Registration Statement, with respect to which such persons agree not to sell such shares of Common Stock for six (6) months, following the Effective Date of the Registration Statement, except with the consent of the Underwriter and, if applicable, the Pennsylvania Securities Commission, and (iii) certain persons, including persons who own Bridge Warrants who are covered by subsections (i) and
(ii) of this Section 2.26) who beneficially own or hold Bridge Warrants to purchase shares of Common Stock agree not to sell any shares of Common Stock owned by them or their family members and affiliates (either pursuant to Rule 144 of the Regulations or otherwise) underlying the Bridge Warrants for a period of six (6) months following the Effective Date except with the consent of the Underwriter and, if applicable, the Pennsylvania Securities Commission.

                  2.27 Employment Agreements. The Company has entered into an Employment Agreement with each of Messrs. Lew and Honigsfeld in substantially the same form as set forth in an exhibit to the Registration Statement, for a term of three (3) years commencing on the Effective Date.

                  2.28  [Reserved]

                  2.29  Sale, Disposal or Conversion of Securities.  For
                        ------------------------------------------
the twelve (12) month period commencing on the Effective Date, the Company will not sell or otherwise dispose of any equity securities or securities convertible into, or exchangeable or exercisable for, equity securities of the Company, except for (i) the issuance of stock options, or shares of Common Stock issuable upon the exercise thereof, which have been or may be granted up to an aggregate of 1,100,000 shares of Common Stock, (ii) the issuance of Public Securities,
(iii) shares of Common Stock issuable directly, or indirectly, upon the exercise of the Underwriter's Warrants, (iii) the issuance of common or preferred securities in connection with a merger or acquisition by the Company, (iv) issuance of shares, (v) the issuance of common or preferred securities in connection with the establishment of any joint venture relationship with a third party to manufacture products or develop products or technology, and (vi) the issuance of common or preferred securities to raise capital specifically for the manufacture of products or the development of products or technology of Common Stock upon the exercise of the Bridge Warrants, only with the consent of the underwriter which consent will not be unreasonably withheld.

         3. Covenants of the Company. The Company covenants and agrees as follows:

                  3.1 Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object.

                  3.2  Federal Securities Laws.

                  3.2.1 Compliance. During the time when (i) a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, in accordance with the provisions hereof and the Prospectus which requires the Company to keep the Registration Statement effective until the Termination Date. If at any time when a Prospectus or a Warrant Exercise Prospectus relating to the Public Securities or the Underwriter's Securities is required to be delivered under the Act and, in any event, until the Termination Date, any event shall have occurred as a result of which, in the feasible opinion of counsel for the Company or counsel for the Underwriter, such Prospectus, as then amended or supplemented, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the
Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                           3.2.2  [Reserved]

                           3.2.3  Exchange Act Registration.  For a period of
five (5) years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock and the Warrants under the provisions of the Exchange Act.

                  3.3 Blue Sky Filing. The Company will endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities and the Underwriter's Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or report at such times as are or may be required by the laws of such jurisdiction.

                  3.4 Delivery to Underwriter of Prospectuses. The Company will deliver such number of Prospectuses to the Underwriter as reasonably needed, without charge, from time to time, during the period when such prospectuses are required to be delivered under the Act. Additionally, the Company will deliver, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits file therewith or incorporated therein by reference and all original executed consents of certified experts.

                  3.5 Events Requiring Notice to Underwriter. The Company will notify the Underwriter immediately and confirm the notice in writing (i) filing of any post-effective amendment or supplement to the Registration Statement or Prospectus, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering of sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the receipt of any comments or request for any additional information from the Commission and the Company's response thereof, if any, and
(v) of the happening of any event during the period described in Section 3.4 hereof which, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading or which requires the making of any changes in the Registration Statement in order to make the statements therein not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

                  3.6 Review of Financial Statements. For a period of five years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

                  3.7 Unaudited Financials. The Company will furnish to the Underwriter as early as practicable subsequent to the date hereof and at least two full business days prior to the Closing Date, a copy of the latest available unaudited interim financial statements ("Unaudited Financials") of the Company (which in no event shall be as of a date more than thirty days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to Section 4.3 hereof.

                  3.8 Secondary Market Trading, Moody's OTC Industrial Manual and Standard & Poor's. The Company will use its best efforts and take all necessary and appropriate actions to achieve accelerated publication in Standard and Poor's Corporation Records Corporate Descriptions or Moody's OTC Industrial Manual within ten (10) days after the Effective Date, and to maintain such publication with updated quarterly information for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. This obligation shall exist only so long as the Company qualifies for such listing and shall be at the reasonable discretion of the Underwriter. The Company shall take such action as may be reasonably requested by the Underwriter to obtain a secondary market trading exemption in such States as may be requested by the Underwriter, including the payment of any necessary fees and expenses.

                  3.9  [Reserved]

                  3.10  [Reserved]

                  3.11  [Reserved]

                  3.12 Reports to the Underwriter.

                           3.12.1 Periodic Reports, Etc.  For a period of five
years from the Effective Date, the Company will furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriter (i) a copy of each periodic report to the Company shall be required to file with the Commission, (ii) a copy of every press release released by the Company, (iii) copies of each Form SR, (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company, which may be properly disclosed to the Underwriter, as the Underwriter may from time to time, reasonably request.

                           3.12.2  [Reserved]

                  3.13 [Reserved]

                  3.14 Application of Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "USE OF PROCEEDS" in the Prospectus.

                  3.15  Payment of Expenses.

                           3.15.1    General Expenses.  The Company hereby
agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock and the Underwriter's Warrants, including any transfer or other taxes payable thereon,
(iii) the qualification of the Public Securities and Bridge Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees of Underwriter's Blue Sky counsel, which fees shall not exceed an aggregate of $25,000.00 ($10,000.00 of which has already been paid) and disbursements of such counsel, and fees and disbursements of local counsel, if any, retained for such purpose and approved by the Company, (iv) costs associated with applications for assignments of a rating of the

Public Securities by qualified rating agencies, (v) filing fees, costs and expenses (including fees and disbursements for the Underwriter's counsel) incurred in registering the offering with the NASD, (vi) costs not to exceed, in the aggregate, $10,000 for placing "tombstone" advertisements in The Wall Street Journal, the Northeast editions of The New York Times, or the Investment Dealer Digest, (vii) fees and disbursements of the transfer and warrant agent, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Underwriter, (ix) the preparation, binding and delivery of four sets of transactions "bibles," in form and style satisfactory to the Underwriter, (x) any listing of the Public Securities on the Nasdaq SmallCap Market, or any listing in Standard & Poor's Corporation Records or Moody's OTC Industrial Manual, and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section 3.15.1. Since an important part of the public offering process is for the Company to appropriately and accurately describe both the background of the principals of the Company and the Company's competitive position in its industry, the Company will engage as reasonably requested by the Underwriter, and will pay for, an investigative search firm of the Underwriter's choice to conduct an investigation of principals of the Company mutually selected by the Underwriter and the Company (this amount will be credited against the Underwriter's non-accountable expense allowance if the offering is consummated as provided herein). The Underwriter may deduct from the net proceeds of the Public Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter and/or to third parties, only to the extent such deduction does not conflict with the description or "Use of Proceeds" in the Registration Statement and Prospectus.

                           3.15.2 Non-Accountable Expenses.   The Company
further agrees that, in addition to the expenses payable pursuant to Section 3.15.1, it will pay to the Underwriter a non-accountable expense allowance equal to three (3%) percent of the gross proceeds received by the Company from the sale of the Public Securities, of which $50,000.00 has been paid to date, and the Company will pay the balance on the Closing Date and any additional monies owed attributable to the Option Securities or otherwise on the Option Closing Date by certified or bank cashier's check or, at the election of the Underwriters by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the Company's liability for payment to the Underwriter of the non-accountable expense allowance shall be equal to the sum of the Underwriter's actual out-of-pocket expenses (including, but not limited to, counsel fees, "roadshow" and due diligence expenses). The Underwriter shall retain such part of the non-accountable expense allowance previously paid as shall equal its actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of the actual out-of-pocket expenses, the Underwriter shall promptly remit to the Company any such excess.

                  3.16 Financial Consulting Agreement. At the closing of the Public Offering, the Company shall engage the Underwriter as its non-exclusive financial consultant pursuant to a Financial Consulting Agreement for a period of three (3) years following the date of Closing, providing for a monthly consulting fee of $3,000 with the payment of the aggregate of said monthly fees in the amount of $108,000 to be paid at the closing of the Public Offering.

                  3.17 Non-exclusive Merger and Acquisition Agreement. At the Close of the Public Offering, the Company shall enter into a non-exclusive merger and acquisition agreement with the Underwriter, compensating the Underwriter at the rate of 5% for the first $1,000,000, 4% of the next $1,000,000, 3% of the next $1,000,000, and 2% thereafter, of the value of any transaction that was introduced by the Underwriter to the Company, and consummated by the Company and such introduced party, in connection with any merger, acquisition, business combination or like transaction. Such fee shall be payable in cash at the Closing of said transaction.

                  3.18 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

                  3.19 Internal Controls. The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  3.20 Printer. The Company agrees to use a printer for the printing of the Preliminary Prospectus and Prospectus with an office located in New York which is reasonably acceptable to the Underwriter.

                  3.21 Transfer Agent. The Company shall retain American Stock Transfer Company as its transfer agent for the Common Stock and the Warrants. For a period of five years following the Effective Date, the Company will not switch transfer agents without the Underwriter's consent, which shall not be unreasonably withheld.

                  3.22 Sale of Securities. To the extent that the Company is legally permitted to do so, it shall not permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the officers, directors and shareholders owning beneficially more than one (1%) percent of the outstanding shares of Common Stock of the company (the Insiders) if such offering or sale would be in violation of the Insider's "lockup" agreement with the Underwriter.

                  3.23 DTC Securities Position Reports. For a period of five (5) years, the Company, at its expense, shall provide the Underwriter with copies of the Company's DTC Securities Position Reports on a monthly basis, if requested by the Underwriter to do so.

                  3.24 Public Relations Firm. The Company agrees if requested that they will engage a public relations firm reasonably acceptable to the Underwriter and the Company for a minimum of 12 months from the Effective Date.

                  3.25 CUSIP Numbers. The Company shall obtain CUSIP numbers for the Public Securities as promptly as practicable after the initial filing of the Registration Statement with the Commission.

         4. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, and to the performance by the Company of its obligations hereunder and to the following conditions:

                  4.1  Regulatory Matters.

                           4.1.1   Effectiveness of Registration Statement.
The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the next day following the date of this Agreement, or such other time and date, not later than 5:00 p.m. New York City time, on the seventh
(7th) day thereafter, as may be approved by you, and such Registration Statement shall be effective at each of the Closing Date and the Option Closing Date, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission at the Closing Date and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Blodnick, Blodnick & Zelin, P.C., counsel to the Underwriter.

                           4.1.2   NASD  Clearance.    By the Closing Date, the
Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

                           4.1.3  No Blue Sky Stop Orders.  No order suspending
the sale of the Securities in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

                           4.1.4  NASDAQ SmallCap Market; Other Markets.  The
Company will apply to include the Public Securities for quotation on the Nasdaq SmallCap Market and other such markets as the Underwriter shall reasonably request, including, without limitation, the Boston Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange, as soon as reasonably practicable following the filing of the registration statement relating to the Public Offering with the Commission.

                  4.2  Company Counsel Matters.

                           4.2.1  Opinion of Counsel.   On the Closing Date,
the Underwriter shall have received the favorable opinion of Certilman Balin Adler & Hyman, LLP, counsel to the Company, dated the Closing Date, addressed to the Underwriter, and in form and substance satisfactory to Blodnick, Blodnick & Zelin, P.C., counsel to the Underwriter, to the effect that:

                                    (i)  The Company has been duly organized and
is validly existing as a corporation and is in good standing under the laws of its state of incorporation and to such counsel's knowledge, is duly qualified and licensed and in good standing as a foreign corporation in New York, which to the knowledge of such counsel is the only jurisdiction in which it owns or leases any real property or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on its financial condition or results of operations.

                                    (ii) The Company has all requisite corporate
power and authority, to own or lease its properties and conduct its business as described in the Prospectus. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and to such counsel's knowledge, all consents, authorizations, approvals and orders hereof required in connection with the execution and delivery of, and entry into this Agreement have been obtained. To such counsel's knowledge, no consents, approvals, authorizations or orders of, and no filing with any court or governmental agency or body (other than such as may be required under the Act and  applicable  Blue Sky laws), is required for the valid authorization, issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Underwriter's Warrant, and as contemplated by the Prospectus, other than all such authorizations, approvals, consents, orders, registrations, licenses and permits which have been duly obtained and are in full force and effect and have been disclosed to the Underwriter, other than the continuing effectiveness of the Registration Statement [and the delivery of the Warrant Exercise Prospectus].

                                 (iii)  All issued and outstanding securities of
the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The offers and sales of the outstanding Common Stock and options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.

                                  (iv)  The Securities have been duly authorized
and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities are not, and will not, be subject to the preemptive rights of any holders of any security of the Company or, to such counsel's knowledge, similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Underwriter's Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number of shares of Common Stock of the Company called for thereby and such and the Underwriter's Warrants, when issued, in each case, will be enforceable against the Company in accordance with their respective terms, except (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling and/or similar laws, now or hereafter in effect affecting creditors' rights and remedies and (including such as may deny giving effect to waivers of debtor's rights), (ii) as enforceability of any indemnification provision may be limited under Federal and State laws, (iii) that the remedy of specific performance and injunction and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the courts before which any proceeding therefor may be brought (regardless of whether such enforceability is considered a proceeding in equity or in law). The certificates representing the Securities are in due and proper form.

                                  (v)     To such counsel's knowledge, except as
set forth in the Prospectus, no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

                                   (vi)   To such counsel's knowledge, there is
no claim or action by any person pertaining to, or proceeding, pending or to such counsel's knowledge threatened, which challenges the exclusive rights of the Company with respect to any Intangibles used in the conduct of its business (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company); and to such counsel's knowledge, the Company's current products, services and processes do not infringe on any intangibles held by third parties.

                                    (vii)  This Agreement and the Underwriter's
Warrant have each been duly and validly authorized and, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling and/or similar laws, now or hereafter in effect affecting creditors' rights and remedies and (including such as may deny giving effect to waivers of debtor's rights), (ii) as enforceability of any indemnification provision may be limited under Federal and State laws,
(iii) that the remedy of specific performance and injunction and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the courts before which any proceeding therefor may be brought (regardless of whether such enforceability is considered a proceeding in equity or in law).


                                  (viii) The execution, delivery and performance
by the Company of this Agreement, and the Underwriter's Warrant Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel's knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument, to which it is a party or by which it or any of its properties or assets may be bound, (b) result in any violation of the provisions of the Company's Certificate of Incorporation or By-Laws, (c) to such counsel's knowledge, violate any statute or any material judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over any of the Company's or its properties or assets, which might result in any material and adverse change in the condition (financial or otherwise), business prospects or properties of the Company, or might materially affect the properties or assets thereof, or (d) to such counsel's knowledge, have a material adverse effect on any material permit, certification, registration, approval, consent, license or franchise of the Company.

                                    (ix)  The Registration Statement and the
Prospectus and any post-effective amendments or supplements thereto (other than the financial statements, schedules and data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. The Securities and all other securities issued or issuable by the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The descriptions in the Registration Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents have been reviewed by us, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed with respect thereto. To such counsel's knowledge, each statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, and all contracts or documents known to counsel, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement are so described or filed as required .

                           (x)    Counsel has participated in one or more
personal or telephonic conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), to such counsel's knowledge, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus), and that on the Closing Date, the Prospectus and any amendment or supplement thereto contained any untrue statement or a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    (xi)  The Registration Statement has become
effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

                                    (xii)   DELETED

                                   (xiii) Except as described in the Prospectus,
to such counsel's knowledge, no default exists in the due performance and observance of any material term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement known to such counsel, or any other material agreement or instrument evidencing an obligation for borrowed money known to such counsel, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. To such counsel's knowledge, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or of any material term of any material, material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, except as described in the Prospectus.

                                    (xiv) To such counsel's knowledge, except as
described in the Prospectus, the Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity.

                                    (xv)  To such counsel's knowledge, except as
set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company, which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company, or might materially and adversely affect the properties or assets thereof.

                                    (xvi) To such counsel's knowledge, except as
described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriter's compensation, as determined by the NASD in connection with the offer and sale of the Securities.

                           Unless the context clearly indicates otherwise, the
term "Company" as used in this Section 4.2.1 shall include each subsidiary, if any, of the Company. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriter.

                           4.2.2  [Reserved]

                           4.2.3  Option Closing Date Opinion of Counsel.  On
any Option Closing Date, the Underwriter shall have received the opinions of Certilman, Balin, Adler & Hyman, LLP, counsel to the Company, dated the Option Closing Date addressed to the Underwriter and in the form and substance reasonably satisfactory to Blodnick, Blodnick & Zelin, P.C., counsel to the Underwriter, confirming as of the Option Closing Date, file statements made by such counsel to the Company in their opinion delivered on the Closing Date.

                           4.2.4 Reliance.  In rendering such opinion, such
counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such Opinions if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter's counsel) of other counsel reasonably acceptable to Underwriter's counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriter's counsel if requested. The opinion of counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

                  4.2.5 Secondary Market Trading Survey. On the
Effective Date the Underwriter shall have received the Secondary Market Trading Survey.

                  4.3 Cold Comfort Letter. At the time this Agreement is executed and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Blodnick, Blodnick & Zelin, P.C., counsel for the Underwriter, from Lazar, Levine & Company, LLP, dated as of the date of this Agreement and as of the Closing Date and the Option Closing Date.

                  4.4  Officers' Certificates.

                           4.4.1  Officers' Certificate.   At each of the
Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or the President, Principal Accounting Officer and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in
Section 2 hereof are true and correct in all material respects. In addition, the Underwriter will have received a certificate signed by the Chairman of the Board of the Company in connection with information supplied to state securities commissions.

                           4.4.2  Secretary's Certificate.  At each of the
Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, certifying (i) that the By-Laws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the NASD concerning inclusion on Nasdaq and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

                  4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no Material Adverse Change since the Effective Date, (ii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company,
(iii) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus,
(iv) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (v) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vi) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.6 Delivery of Agreements. The Company has delivered to the Underwriter executed copies of the Underwriter's Purchase Option.

                  4.7 Opinion of Counsel for Underwriter. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Blodnick, Blodnick & Zelin, P.C., counsel to the Underwriter, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.


         5. Underwriter's Representations and Warranties. The Underwriter Represents and Warrants to the Company that:

                  5.1 Organization; Good Standing. The Underwriter has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation.

                  5.2 Corporate Power; Licenses; Consents. The Underwriter is registered as a broker-dealer with the Securities and Exchange Commission and in each state where such registration is required where the Underwriter acts as a broker-dealer.

                  5.3  [Reserved]

                  5.4 Binding Obligation; Enforceability. This Agreement and the transactions contemplated hereby have been duly authorized by, and executed on behalf of the Underwriter and constitute the valid and binding obligations of the Underwriter, enforceable in accordance with its terms.


         6.   Indemnification.

                  6.1  Indemnification of Underwriter.

                           6.1.1   General.   Subject to the conditions set
forth below, the Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, agents and employees and each person, if any, who controls the Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in
(i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriter's Warrants; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and with respect to the Registration Statement and any amendment thereto, as of the effective date thereof, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Public Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Public Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the

Securities or in connection with the Registration Statement or Prospectus.

                           6.1.2  Procedure.  If any action is brought against
the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of the Underwriter) and payment of actual expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and controlling person, as a single group, shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

                  6.2 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers, agents, employees and controlling persons against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriter in connection with this offering, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or an application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

                  6.3  Contribution.

                           6.3.1  Contribution Rights.  In order to provide for
just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, and their respective directors, officers, agents, employees and controlling persons as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter.

                           6.3.2 Contribution Procedure.  Within fifteen days
after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding which was effected by such party without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.


7.  Additional Covenants.

                  7.1 Board Designee. For a period of three years from the Effective Date, the Underwriter shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Underwriter written notice of each such meeting at the same time and in the same manner as Directors of the Company are informed and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. Such observer will have the right to attend all meetings of the Board of Directors, but shall have no voting rights. Such observer shall be entitled to receive reimbursement for all reasonable out-of-pocket expenses incurred in attending such meetings, including but not limited to food, lodging and transportation.

                  7.2  [Reserved]

                  7.3  [Reserved]

                  7.4 Press Releases. The Company will not issue a press release or engage in any other publicity until 25 days after the Effective Date without the Underwriter's prior written consent.

                  7.5 Form S-8 or any Similar Form. The Company shall not file a Registration Statement on Form S-8 (or any similar or successor form) for the registration of shares of Common Stock underlying stock options for a period of ________ year(s) from the Effective Date without the Underwriters written consent.

                  7.6  [Reserved]

                  7.7 Compensation and Other Arrangements. The Company hereby agrees that for a period of three years from the Effective Date, all the compensation and other arrangements between the Company and its officers, directors and affiliates shall be determined by a compensation committee of the Company's Board of Directors, a majority of whom are not employed by the Company.

         8. Covenants of the Underwriter. The Underwriter, covenants and agrees with the Company as follows:

                  8.1  Compliance   with  NASD  Rules  of  Fair  Practice.   The
Underwriter hereby agrees to comply with the National Association of Securities Dealers Regulation, Inc.'s Rules of Fair Practice.

                  8.2 Waiver of "Lock-Up". The Underwriter shall not consummate any transactions with the Company's bridge lender described in the Prospectus, or waiver the "lock-up" applicable to such bridge lender's securities until the Company has complied with its undertaking to the Registration Statement to file "sticker" supplements to the Prospectus pursuant to rule 424(c) of the Act, or to file a post-effective amendment to the Registration Statement.

         9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates or the Option Closing Date and such representations, warranties and agreements of the Underwriter and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

         10. Effective Date of This Agreement and Termination Thereof

                  10.1 Effective Date. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective. The time of the initial public offering of the Public Securities, for the purpose of this Section 9 shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Public Securities or the time, after the Registration Statement becomes effective, when the Public Securities are first released by you for offering to the pubic by the Underwriter or dealers by letter or telegram, whichever shall first occur. You may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this
Section 9 before the time this Agreement becomes effective. The Underwriter agrees to give the Company notice of the commencement of the offering described herein.

                  10.2  Termination.

                  10.2.1 By the Underwriter. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or material hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been injured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if either Lew or Honigsfeld shall no longer serve the Company in his present capacity, or
(viii) if the Company has materially breached any of its representations, warranties or obligations hereunder, or (ix) if the Underwriter shall have become aware after the date hereof of a Material Adverse Change, or such adverse material change in general market conditions as in the Underwriter's reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriter for the sale of the Securities.

                  10.2.2 By the Company. The Company shall have the right to terminate this Agreement as set forth in Section ___ (Conditions of the Obligation of the Company) and (ii) in the event any action or proceeding of the nature referred to in section [6].3 shall be instituted against the Underwriter at any time prior to the Closing Date hereunder, or in the event there shall be filed by or against the Underwriter in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of its assets or if the Underwriter shall make an assignment for the benefit of creditors, the Company shall have the right on three days notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind.

                  10.3 Notice. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified on the same day as such election is made by you by telephone or telecopy, confirmed by letter.


                  10.4 Expenses. In the event that this Agreement shall not be carried out for any reason, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.15 hereof.

                  10.5 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.  Miscellaneous.

                  11.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

If to the Underwriter:

           European Community Capital, Ltd.
           One Expressway Plaza
           Roslyn Heights, New York  11577
           Attention:  Mr. Greg Small
           Fax: (516) 625-9223



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



Copy to:

                  Blodnick, Blodnick & Zelin, P.C.
                  Expressway Plaza Two, Suite 200
                  Roslyn Heights, New York  11577
                  Attn:  Edward K. Blodnick, Esq.
                  Fax (516) 621-7533

If to the Company:

                  Compu-Dawn, Inc.
                  77 Spruce Street
                  Cedarhurst, New York  11516
                  Attn:  Mark Honigsfeld
                  Fax (516) 374-9553

Copy to:

                  Robert H. Solomon, Esq.
                  68 West Park Avenue
                  Long Beach, New York  11561
                  Fax (516) 431-0312

                           -and-

                  Certilman Balin Adler & Hyman, LLP
                  90 Merrick Avenue
                  East Meadow, New York  11554
                  Attention:  Fred Skolnik, Esq.
                  Fax No. (516) 296-7111

                  11.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  11.3 Amendment.   This Agreement may only be amended by a
written instrument executed by each of the parties hereto.

                  11.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  11.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have nay legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

                  11.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law, principles of such state. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York, New York County or the Federal District Court of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdictions, which jurisdictions shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Underwriter may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Underwriter, as the case may be, in any action, proceeding or claim. The Company and the Underwriter agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                  11.7 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Facsimile signatures hereon shall be deemed to be original signatures.

                  11.8 Waiver. Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No wavier of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

                  If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          COMPU-DAWN, INC.


                                       By:_______________________




Accepted as of the date first above written.

Roslyn Heights, New York

EUROPEAN COMMUNITY CAPITAL, LTD



----------------------------------
Name:   Greg Small
Title:  President

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